Exhibit 77(o)


                  Transactions Effected Pursuant to Rule 10f-3

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
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                                                                Broker/Dealer             Affiliated/Principal
                                               Date of          From                      Underwriter or
Fund                      Issuer               Purchase         Whom Purchased            Syndicate
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
ING Global Science and    Mercadolibre Corp.   8/9/2007         J.P. Morgan Securities    Merrill Lynch
Technology Fund                                                 Inc.
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ING Global Science and    Vmware, Inc.         8/13/2007        J.P. Morgan Securities    Merrill Lynch
Technology Fund                                                 Inc.
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ING Global Science and    Athena Inc.          9/19/2007        Goldman Sachs & Co.       Merrill Lynch
Technology Fund
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